Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effectively as of February 22, 2024 (the “Effective Date”), by, between and among Polar Multi-Strategy Master Fund (the “Investor”), Pearl Holdings Acquisition Corp, a Cayman Islands exempted company (“SPAC”), and Pearl Holdings Sponsor LLC, a Cayman limited liability company (“Sponsor”). Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on December 17, 2021, with 24 months to complete an initial business combination (the “De- SPAC”);

WHEREAS, on December 8, 2023, SPAC held a special meeting of stockholders during which SPAC’s stockholders approved a proposal to extend the date by which the SPAC must consummate the De- SPAC from December 17, 2023 to December 17, 2024; (the “Extension”);

WHEREAS, as of the date of this Agreement, SPAC has not completed the De-SPAC;

WHEREAS, SPAC is seeking to raise funds from existing SPAC investors to cover working capital expenses and to fund the Extension;

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund an amount up to $500,000 to SPAC (the “Capital Contribution”) in return for the Subscription Shares;

WHEREAS, SPAC will pay the Investor an amount equal to the Capital Contribution as a return of capital at the closing of the De-SPAC transaction; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION AND RETURN OF CAPITAL

1.1	Capital Calls. From time to time, the SPAC will request funds on at least five (5) calendar days’ prior written notice (“Capital Notice”), from the Investor against the Capital Contribution (each, a “Capital Call”) subject to the following conditions:

1.1.1	The Capital Notice to the Investor shall include the amount being called from the Investor;

1.1.2	Any Capital Call requested by the SPAC must not, when aggregated with all other Capital Calls funded hereunder exceed the total Capital Contribution that the Investor has agreed to fund pursuant to the terms of this Agreement;

1.1.3	An initial Capital Call of $250,000 of the Capital Contribution (“Initial Capital Call”) will be paid by the Investor to the SPAC by wire transfer of immediately available funds pursuant to the wiring instructions separately provided within five (5) business days of this Agreement or on such date as the Parties may agree in writing (such date, the “Closing”);

1.1.4	Subsequent Capital Calls up to an aggregate amount equal to the remainder of the Capital Contribution may be requested by the SPAC at any time after April 1, 2024;

For greater certainty, SPAC has the right but no obligation to request Capital Call(s) in its sole discretion, and no Capital Calls may be requested after the termination or expiry of this Agreement. All Capital Calls shall be funded by the Investor to the SPAC within five (5) calendar days of receiving a Capital Notice except for the Initial Capital Call which shall be funded at Closing. Investor shall advance the Capital Call amount specified in the Capital Notice to the SPAC by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

1.2	Subscription. In consideration of the Capital Calls funded by the Investor and received by the SPAC (such funded amounts, being the Investor’s “Capital Investment”), SPAC (or the surviving entity following the De-SPAC Closing) will issue one (1) Class A share of SPAC’s common stock (“Common Stock”) for each dollar of the Capital Investment that has been funded as of or prior to the De-SPAC Closing at the close of the business combination (“Subscription Shares”). Such issuance will be completed no later than two (2) business days following the De-SPAC Closing.

1.3	Restrictions. The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. For purposes of clarity, following the De-SPAC Closing, the Subscription Shares will not be subject to forfeiture or lockup and, notwithstanding anything contained in any agreement to which Sponsor or the Investor Shares (as defined below) is or are subject, Investor shall not be required to forfeit or transfer the Investor Shares.

1.4	Registration. The Sponsor and SPAC shall ensure that the Investor Shares (i) to the extent feasible and in compliance with all applicable laws and regulations are registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing, or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, are promptly registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing (the “Registration Requirement”). The Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor until the Capital Investment has been repaid to the Investor as a return of capital, the Investor Shares have been issued to the Investor and the Registration Requirement has been complied with.

1.5	Return of Capital. Upon De-SPAC Closing amount equal to the Capital Investment will be paid by the SPAC to the Investor as a return of capital within 5 business days of the De-SPAC Closing. The SPAC and Sponsor shall be jointly and severally obligated for such payment. SPAC shall provide a final draft of the flow of funds one business day prior to the De-SPAC Closing itemizing the return of capital due to the Investor, and Investor shall be invited and permitted to attend any closing call in connection with the De-SPAC Closing. The Investor may elect at the De-SPAC Closing to receive the repayment of its Capital Investment in cash or shares of Common Stock. If the Investor elects to receive such repayment in shares, then Sponsor will transfer, or SPAC (or the surviving entity following the De-SPAC Closing) will issue to the Investor, shares of the SPAC’s Common Stock at a rate of 1 share of Common Stock for each $10 of the Investor’s Capital Investment hereunder. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or SPAC’s cash accounts, not including the SPAC’s trust account, will be paid to the Investor within five (5) days of the liquidation, up to the amount of the Capital Investment in full satisfaction of any amounts due hereunder.

1.6	Default. In the event that Sponsor or SPAC defaults in its obligations under Section 1.2, 1.3, 1.4 or 1.5 of this Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor and SPAC (the “Default Date”), SPAC (or the surviving entity following the De-SPAC Closing) shall immediately issue to Investor 0.1 shares of SPAC Common Stock per dollar of the Capital Investment (the “Default Shares” and together with the Subscription Shares, the “Investor Shares”) on the Default Date and shall issue an additional 0.1 Default Shares per dollar of the Capital Investment each monthly anniversary of the Default Date thereafter, until the default is cured; provided however, that in no event will SPAC (or the surviving entity following the De-SPAC Closing) issue, any Default Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of SPAC’s Common Stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC Common Stock (“Ownership Limit”); provided further than any Default Shares that were not issued to Investor because the issuance) of such shares would have exceeded the Ownership Limit shall be promptly issued to Investor upon written request from Investor to extent that, at the time of such request, such issuance would no longer exceed the Ownership Limit. Any such Default Shares received pursuant to this Section 1.6 shall be subject to the Registration Requirement if a registration statement covering such shares is not effective at the time the Default Shares are transferred to Investor, and if a registration statement has been declared effective, such Default Shares shall be promptly registered, and in any event will be registered within 30 days. In the event that Investor notifies Sponsor and SPAC of any default pursuant to this Section 1.6, Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor, other than in accordance with this Section 1.6, until such default is cured.

1.7	Reimbursement. On the De-SPAC Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this Agreement not to exceed $5,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and on Closing and as of each date that a Capital Call is funded hereunder that:

2.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.2	Acknowledgement. Each Party acknowledges and agrees that the Investor Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Investor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the investment and subscription, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that this subscription will not be treated as indebtedness for U.S. tax purposes.

2.3	Trust Waiver. Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 2.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

2.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Investor realizes that, unless subject to an effective registration statement, the Investor Shares cannot readily be sold as they will be restricted securities and therefore the Investor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

●	Investor understands that, because SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Investor Shares, sales of the Investor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Investor Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission, during the 12 months preceding the sale, all quarterly and annual reports required under the Exchange Act;

●	Investor confirms and represents that it is able (i) to bear the economic risk of an investment in the Investor Shares, (ii) to hold the Investor Shares for an indefinite period of time, and (iii) to afford a complete loss of the Investor Shares; and

●	Investor understands and agrees that, until the Investor Shares have been registered pursuant to a registration statement, a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Investor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS..”

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Investor Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Investor Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE III

MISCELLANEOUS

3.1	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

3.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

3.3	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

3.4	Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing or (ii) 5 business days following the liquidation of SPAC. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Sections 1.4 and 1.6, the default provision set forth in Section 1.6 and the indemnity obligations set forth in Section 3.13.

3.5	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

3.6	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.7	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

3.8	Counterparts. This Agreement may be executed by “portable document format” (“PDF”) or other electronic means and in one or more counterparts, with the same effect as if the Parties had signed the same document. Delivery of a signed counterpart by PDF, email, or other electronic means will constitute valid delivery hereof and shall be binding as originals.

3.9	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:	If to SPAC or Sponsor:

POLAR MULTI-STRATEGY MASTER FUND	PEARL HOLDINGS ACQUISITION CORP
c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands	767 Third Avenue New York, NY 10017 E-mail: cbarnett@meadowlanecapital.com

With a mandatory copy to:

Polar Asset Management Partners Inc.

16 York Street, Suite 2900

Toronto, ON M5J 0E6

Attention: Legal Department, Ravi Bhat / Jillian Bruce

E-mail: legal@polaramp.com / rbhat@polaramp.com / jbruce@polaramp.com

3.10	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

3.11	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

3.12	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

3.13	Indemnification. SPAC and Sponsor agree to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Investor; provided that SPAC or Sponsor will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC. The provisions of this paragraph shall survive the termination of this Agreement.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:
PEARL HOLDINGS ACQUISITION CORP.

By:	/s/ Craig Barnett
Name:	Craig Barnett
Title:	President & CEO

SPONSOR:
PEARL HOLDINGS SPONSOR LLC

By:	/s/ Craig Barnett
Name:	Craig Barnett
Title:	Manager

INVESTOR:
POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

By:	/s/ Aatifa Ibrahim
Name:	Aatifa Ibrahim
Title:	Legal Counsel